EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-99637, 333-99635, 333-53003, 333-49634, 333-67769, 333-78753, 333-61587, 333-09423) of Micro Linear Corporation of our report dated April 3, 2006 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
April 3, 2006